UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 10, 2011

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

6528 Kaiser Drive, Fremont, CA	94555
(Address of Principal Executive Offices)	(Zip Code)

(510) 896-3015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements.

Securities Purchase Agreement

In connection with the acquisition (the “Acquisition”) of a majority equity interest in Patni Computer Systems Limited (“Patni”), iGATE Corporation (the “Company”) has entered into a Securities Purchase Agreement (the “Purchase Agreement”) dated as of January 10, 2011, with Viscaria Limited (the “Investor”), a company backed by funds advised by Apax Partners LLP (collectively, the “Sponsor”), pursuant to which the Company has agreed to sell to the Investor, in a private placement, 270,000 shares of newly designated 8.00% Series B Convertible Participating Preferred Stock, no par value per share (the “Series B Preferred Stock”), for an aggregate purchase price of $270 million.

Subject to applicable law and exchange listing rules and regulations, the Series B Preferred Stock to be issued to the Investor will be convertible into shares of the common stock, par value $0.01 per share (the “Common Stock”), of the Company at an initial conversion price of $20.30 per share (the “Conversion Price”). The Series B Preferred Stock will also have, among other things, (i) a preferred dividend rate of 8.00% per annum, compounded quarterly and payable in kind; (ii) participation in cash dividends payable on the Common Stock on an as-converted basis; (iii) a company option, subject to conditions, to convert the Series B Preferred Stock into Common Stock after 18 months from the applicable closing date, if the volume weighted Common Stock price exceeds 205% of the Conversion Price; (iv) a holder option to convert the outstanding principal plus accrued and unpaid dividends into Common Stock at any time; (v) a holder put right at six years from the applicable closing date for cash at an amount equal to the outstanding principal plus accrued and unpaid dividends; (vi) if the Series B Preferred Stock is not sooner converted, a mandatory conversion date at six years from the applicable closing date (subject to extension in limited cases) unless the holder exercises the put right described in clause (v) above; and (vii) the right to receive the greater of the outstanding principal plus accrued and unpaid dividends and the as-converted value upon liquidation of the Company or upon certain changes of control.

Pursuant to the terms of the Purchase Agreement, the purchase of the Series B Preferred Stock will occur at two separate closings. Subject to the conditions set forth in the Purchase Agreement, the Investor will purchase (i) $210 million of Series B Preferred Stock at the first closing under the Purchase Agreement (the “First Closing”) and (ii) $60 million of Series B Preferred Stock at the second closing under the Purchase Agreement (the “Second Closing”). An interim funding of up to $30 million of such Second Closing purchase price may, upon mutual agreement of the parties, be funded prior to the Second Closing (but after the First Closing) in order to enable the Company’s subsidiaries who are party to the Acquisition to comply with their respective obligations under Indian law in connection with the mandatory open offer to purchase up to 20% of the outstanding Patni shares in connection with the Acquisition. In addition, the Series B Preferred Stock investment by the Investor at the Second Closing may be increased at the election of the Company by up to an additional $210 million, in the event that a significant number of Patni shares are validly tendered in the open offer or the Company elects not to move forward with a common stock financing to raise funds for a portion of the Acquisition consideration.

It is a closing condition in the Purchase Agreement that the Company and the Investor enter into as of the First Closing an investor rights agreement (the “Investor Rights Agreement”). The Investor Rights Agreement will provide the Investor with rights to designate at least one director to the Board of Directors of the Company (the “Board”) so long as the Investor and certain other holders maintain at least one third of the Investor’s initial equity stake, certain preemptive and rights of first offer on future equity and/or debt issuances and registration rights with respect to the common stock underlying the

Series B Preferred Stock. In addition, so long as the Investor and certain other holders maintain at least one-half of the Investor’s initial equity investment in the Company, the consent of the majority of those holders will be required for : (i) certain cash dividends or payments to other equity interests of the Company or to management or related parties; (ii) the authorization, issuance, or entrance into certain capital markets transactions; (iii) certain reclassifications or recapitalizations that would adversely affect the rights of the holders of the Series B Shares; (iv) certain asset disposals exceeding a specified threshold; (v) certain acquisitions exceeding a specified threshold; (vi) the entrance into certain material transactions involving the shares of Patni ; (vii) certain changes in the line of business by the Company or any of its subsidiaries; (viii) the entrance, amendment, modification or supplementation of certain agreements with related parties of the Company or any wholly-owned subsidiaries of the Company; (ix) the creation, incurrence, guarantee or issuance by the Company or any of its subsidiaries of certain additional indebtedness; (x) the hiring or termination of the Chief Executive Office or the Chief Financial Officer of the Company; (xi) the amendment or rescission of any provision of the certificate of incorporation, articles of incorporation, by-laws or similar organizational documents of the Company or any of its subsidiaries that would directly conflict with the terms and provisions of the Investor Rights Agreement or the Statement; (xii) the voluntary delisting of the Company’s stock from certain markets; (xiii) certain increases in the size of the Board; (xiv) the voluntary commencement of certain insolvency events; and (xv) the agreement to any of the foregoing.

Under the Purchase Agreement, the obligation of each of the Company and the Investor to consummate the sale of Series B Preferred Stock is also subject to customary closing conditions, including for the Second Closing, the closing of the Acquisition. Effective as of the date of the Purchase Agreement through the First Closing, the Investor has the right to designate one non-voting observer to attend meetings of the Board.

The foregoing summary description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference. The foregoing summary description of the terms, rights, preferences and privileges of the Series B Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Statement With Respect to Shares that will be filed with the Secretary of State of the Commonwealth of Pennsylvania prior to the closing and sale of the Series B Preferred Stock.

Equity Commitment Letter

In connection with the Purchase Agreement, the Company entered into an equity commitment letter (the “Equity Commitment Letter”), dated as of January 10, 2010, with the Investor and the Sponsor, pursuant to which the Sponsor has agreed, subject to the terms and conditions set forth therein, to purchase equity and/or debt securities of the Investor for an aggregate amount up to $480 million in order to enable the Investor to satisfy its obligations under the Purchase Agreement. The Company is an intended third-party beneficiary of the Equity Commitment Letter and, under certain circumstances, has the right to cause the Sponsor to fund to the Investor the commitment set forth therein.

The foregoing summary description of the Equity Commitment Letter and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Equity Commitment Letter, a copy of which is attached hereto as Exhibit 10.2 and the terms of which are incorporated herein by reference.

Voting and Standstill Agreement

In connection with the Purchase Agreement, the Company entered into a Voting and Standstill Agreement (the “Voting and Standstill Agreement”) dated as of January 10, 2011, with the Investor, Messrs. Sunil Wadhwani and Ashok Trivedi, and certain entities affiliated with such shareholders (collectively, the “Shareholders”). Pursuant to the Voting and Standstill Agreement, the Shareholders have agreed to vote in favor of all approvals necessary to approve the transactions contemplated under the Purchase Agreement, the issuance of the Series B Preferred Stock and certain rights associated with the Series B Preferred Stock, including the right to designate a director to the Board. Further, subject to certain ownership thresholds set forth in the Voting and Standstill Agreement, (i) the Investor has agreed to vote in favor of the election of each of Messrs. Sunil Wadhwani and Ashok Trivedi to the Board and (ii) the Shareholders have agreed to vote in favor of the election of the person(s) nominated by the Investor to the Board.

The foregoing summary description of the Voting and Standstill Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Voting and Standstill Agreement, a copy of which is attached hereto as Exhibit 10.3 and the terms of which are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference. The Series B Preferred Stock, when issued, will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Series B Preferred Stock will be sold without underwriting discounts or commissions.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of January 10, 2011, by and among iGATE Corporation and Viscaria Limited

10.2	Equity Commitment Letter, dated as of January 10, 2011, by and among iGATE Corporation, Viscaria Limited, Apax Europe VII-A, L.P., Apax Europe VII-B, L.P., Apax Europe VII-1, L.P., Apax Europe VI - A, L.P., Apax Europe VI - 1, L.P. and Apax US VII - L.P.

10.3	Voting and Standstill Agreement, dated as of January 10, 2011, by and among iGATE Corporation, Viscaria Limited and the shareholders party thereto

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the proposed Acquisition. Such statements include statements about certain issuances by the Company of equity securities to finance the proposed Acquisition or to refinance certain indebtedness, and other such items, based on our plans, estimates and projections. These forward-looking statements involve risks and uncertainties, many of which are beyond our control that could cause our actual results to differ materially from those indicated in any such forward-looking statements. Such factors include, but are not limited to, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to the proposed Acquisition, and the risk factors set forth in our filings with the U.S. Securities and Exchange Commission (“SEC”), including our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this Current Report on Form 8-K, except as required by applicable law or regulation.

ADDITIONAL U.S.-RELATED INFORMATION

The description contained herein is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Patni Computer Systems Limited or iGATE Corporation or any of their respective subsidiaries or affiliates. Subject to future developments, iGATE Corporation intends to file tender offer documents with the SEC in connection with the proposed acquisition. Shareholders of Patni Computer Systems Limited should read those filings, and any other filings made by iGATE Corporation with the SEC in connection with the proposed Acquisition, as they will contain important information. Those documents, when filed, as well as iGATE Corporation’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at iGATE Corporation’s website at www.igate.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

By:	/s/ Mukund Srinath
Name:	Mukund Srinath
Title:	Corporate Secretary

January 12, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of January 10, 2011, by and among iGATE Corporation and Viscaria Limited

10.2	Equity Commitment Letter, dated as of January 10, 2011, by and among iGATE Corporation, Apax Europe VII-A, L.P., Apax Europe VII-B, L.P., Apax Europe VII-1, L.P., Apax Europe VI - A, L.P., Apax Europe VI - 1, L.P. and Apax US VII - L.P.

10.3	Voting and Standstill Agreement, dated as of January 10, 2011, by and among iGATE Corporation, Viscaria Limited and the shareholders party thereto